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                                            CYRIX CORPORATION AND SUBSIDIARIES

                                                 EXHIBIT 21 - SUBSIDIARIES

                                               Jurisdiction                     Name Under Which
Subsidiary                                     of Incorporation                 Subsidiary Does Business
- ----------                                     ----------------                 ------------------------
Cyrix International, Inc.                       Delaware                        Cyrix International, Inc.
                                                                                Cyrix International, Inc., Taiwan Branch
                                                                                Cyrix International, Inc., Hong Kong Branch

Cyrix K. K.                                     Japan                           Cyrix K. K.

Cyrix International Limited                     United Kingdom                  Cyrix International Limited

Cyrix Asia Pacific (Singapore) Pte. Ltd.        Singapore                       Cyrix Asia Pacific (Singapore) Pte. Ltd.

Cyrix Manufacturing, Inc.                       Delaware                        Cyrix Manufacturing, Inc.

Cyrix Export Sales Corporation                  Barbados                        Cyrix Export Sales Corporation

Cyrix Systems General Partner, Inc.             Delaware                        Cyrix Systems General Partner, Inc.

Cyrix Systems Holdings, Inc.                    Delaware                        Cyrix Systems Holdings, Inc.

Cyrix Systems Service Corporation               Delaware                        Cyrix Systems Service Corporation

Cyrix Systems Products, Limited                                                 Cyrix Systems Products, Limited
   Partnership                                  Delaware                           Partnership

Cyrix Systems Direct, Limited                                                   Cyrix Systems Direct, Limited
   Partnership                                  Delaware                           Partnership

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